Exhibit 99.1

REVOCABLE PROXY

FNBPA bancorp, inc.

SPECIAL meeting of shareholders

[ ∙ ], 2015

[ ∙ ]

This proxy is solicited on behalf of the board of directors.

The undersigned hereby appoints [ ∙ ] and [ ∙ ], or either of them, each with full power of substitution as attorneys and proxies of the undersigned to vote all FNBPA Bancorp, Inc. (“FNBPA”) common stock of the undersigned at the Special Meeting of Shareholders of FNBPA to be held at [ ∙ ], local time, on [ ∙ ], 2015, at the Port Allegany VFW Post Home, 4743 Route 155 South, Port Allegany, Pennsylvania 16743, and at any adjournment or postponement of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder of record. Where a vote is not specified, the proxies will vote shares represented by this proxy FOR ALL Proposals DESCRIBED HEREIN, and in accordance with the DIRECTION of the BOARD OF dIRECTORS of FNBPA on such other matters that may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus dated [ ∙ ], 2015.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE

(continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

FNBPA BANCORP, INC. – SPECIAL MEETING, [ ∙ ], 2015

YOUR VOTE IS IMPORTANT!

Special Meeting Materials are available on-line at:

[ ∙ ]

You can vote in one of three ways:

1. Call toll free [ ∙ ] on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at [ ∙ ] and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

☒	PLEASE MARK VOTES	REVOCABLE PROXY	Special Meeting of Shareholders
	AS IN THIS EXAMPLE	FNBPA Bancorp, Inc.	[ ∙ ] , 2015

The board of directors recommends a vote FOR All Proposals described below.

Proposal 1 – Adoption of the Agreement and Plan of Merger, dated as of June 26, 2015, by and between FNBPA and Juniata Valley Financial Corp. (“Juniata”), which provides for, among other things, the merger of FNBPA with and into Juniata, and the conversion of each share of FNBPA common stock outstanding immediately prior to the merger into the right to receive either 2.7813 shares of Juniata common stock or $50.34 cash, subject to proration so that not less than 15% and not more than 25% of the merger consideration is paid in cash.

For ☐	Against ☐	Abstain ☐

Proposal 2 – Approval of the adjournment of the special meeting if necessary to solicit additional proxies in favor of the adoption of the merger agreement.

For ☐	Against ☐	Abstain ☐

☐ PLEASE CHECK IF YOU PLAN TO ATTEND THE SPECIAL MEETING.

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., full title as such should be shown. For joint accounts, each joint owner should sign. If more than one trustee is listed, all trustees should sign, unless one trustee has power to sign for all.

(Signature of Shareholder)

(Signature of Shareholder)

Dated: _______________________, 2015

The Joint Proxy Statement/Prospectus and proxy card are available at: [ ∙ ].

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

2

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail;

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to [ ∙ ] a.m., [ ∙ ], 2015. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet

Call Toll-Free on a Touch-Tone Phone anytime prior to [ ∙ ] a.m., [ ∙ ], 2015:	anytime prior to [ ∙ ] a.m., [ ∙ ], 2015 go to:

[ ∙ ]	[ ∙ ]

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE SPECIAL MEETING MATERIALS: [ ∙ ]

YOUR VOTE IS IMPORTANT!

3